Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS'

The Board of Directors of:
        The Lehigh Group, Inc.


We consent to the inclusion of our report dated February 18, 1996, with respect to the financial statements of The Lehigh Group, Inc. as of December 31, 1996, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended, which report appears in the Amendment No. 9 to Form S-1 (No. 333- 11955) and reference to our firm under the heading "Experts".


                                             BDO Seidman, LLP


February 18, 1998